Exhibit 1.01

AeroVironment, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2018

This report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Please refer to the Rule, Specialized Disclosure Report on Form SD (“Form SD”) and the 1934 Act Release No. 34-67716 (August 22, 2012) for definitions of the terms used in this report, unless otherwise defined herein.  This report has been prepared by the management of AeroVironment, Inc. (herein referred to as “AeroVironment,” the “Company,” “we,” “us,” or “our”). For purposes of this report, the term “3TG” means tantalum, tin, tungsten, and gold.  The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

Company Overview and Summary

We design, develop, produce, support and operate a technologically-advanced portfolio of products and services. We supply unmanned aircraft systems (“UAS”), tactical missile systems and related services primarily to organizations within the U.S. Department of Defense. Up until June 29, 2018, we also supplied charging systems and services for electric vehicles (“EVs”), and power cycling and test systems to commercial, consumer and government customers.  We divested our Efficient Energy Systems business which provided charging systems and services for EVs and power cycling and test systems on June 29, 2018.

We determined that 3TG were necessary to the functionality or production of products that we manufactured or contracted to be manufactured during calendar year 2018.  Therefore, we conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the 3TG in our products originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).  Based on our RCOI, we believed that our products could contain 3TG that may have originated in the Covered Countries and, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the 3TG in question to determine whether our products are “DRC Conflict Free.”  We designed our due diligence measures to conform, in all material respects, with the nationally recognized due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”).

Description of Company Products and Programs

Set forth below is a summary of products that we manufactured or contracted to be manufactured during calendar year 2018 that contain 3TG:

Small Unmanned Aircraft Systems (UAS) - Our small UAS typically consist of multiple unmanned aerial vehicles with payloads of electro-optical and infrared sensors, and multiple ground control stations. Modular battery packs provide power to the unmanned aerial vehicles and ground control stations.

Tactical Missile Systems — Our Switchblade and its variants are remotely piloted, man-portable tactical missile systems that each consist of a tube-launched air vehicle, an explosive warhead, launch tube and a ground control station.

Passenger and Fleet Electric Vehicle Charging Systems — Up until June 29, 2018, we offered a complete portfolio of charging infrastructure for passenger and fleet electric vehicles, including portable level 2 charging cords, overnight home chargers, public chargers, public fast chargers, installation services, data collection systems and communications through multiple wired and wireless data communications options.

PosiCharge Industrial Electric Vehicle Charging Systems - Up until June 29, 2018, we provided charging systems and related accessories for industrial forklifts, robotic vehicles and other industrial equipment.

Power Cycling and Test Systems - Up until June 29, 2018, we supplied a line of DC power cycling and test systems to research and development organizations that focused on electric propulsion systems, electric generation systems and electricity storage systems. In addition, those systems could emulate any drive train component, enabling the testing of individual components or partial drive trains.

Design of Due Diligence

We designed our due diligence measures to conform, in all material respects, with the framework in the OECD Guidance.  The OECD Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step.  We developed our due diligence process to address each of these five steps, namely:

•                  Establishing strong company management systems regarding conflict minerals;

•                  Identifying and assessing risks in our supply chain;

•                  Designing and implementing a strategy to respond to identified risks in our supply chain;

•                  Utilizing independent third-party audits of supply chain diligence; and

•                  Publicly reporting on our supply chain due diligence.

We are a downstream supplier, many steps removed from the mining of 3TG. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, we do not purchase raw ore or unrefined conflict minerals or make purchases from the Covered Countries.   The origin of the conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives.  The smelters and refiners consolidate raw ore and therefore are best placed to determine the origin of the ores they procure.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain.  In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors.  Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers.  Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

Management Systems

Internal Compliance Team

We established a cross-functional Conflict Mineral Compliance Team sponsored by Melissa Brown, Vice President and General Counsel, comprising representatives from our purchasing, subcontracts, legal and finance teams. Subject matter experts from relevant functions such as purchasing, subcontracts and engineering support this Conflict Mineral Compliance Team.

The Conflicts Mineral Compliance Team is responsible for implementing our conflict minerals compliance strategy. The Conflicts Mineral Compliance Team briefs senior management about the results of our due diligence efforts on a periodic basis.

Conflict Minerals Policy

We have adopted a Conflict Minerals Policy articulating our 3TG supply chain diligence process and our commitment to our reporting obligations regarding 3TG.  Our policy is available on our website at www.avinc.com.

Other Management Systems

We have also implemented the following management systems to support our 3TG compliance program:

•                  When entering into or renewing supplier contracts we add a clause to require suppliers to provide information about the source of 3TG and smelters.

•                  We, through Assent Compliance, Inc. (“Assent”), (i) provide our suppliers with training on the Rule as well as our expectations regarding the responsible sourcing of conflict minerals, and (ii) leverage our existing communications with individual suppliers, specifically their procurement departments, to encourage their interactions with Assent as well as understand the requirement for completion. Feedback from this engagement allows us to enhance the training, focus and adapt it to each supplier’s needs. It also allows for our supplier communications to be more focused and ensure expectations are clear.

•                  We have multiple longstanding grievance mechanisms, including our Ethics and Compliance Hotline, whereby employees and suppliers can report violations of our policies, including with respect to conflict minerals.

•                  We have implemented a document retention policy through Assent to retain conflict minerals related documents, including supplier responses to RBA-GeSI forms, also known as Conflict Minerals Reporting Template (“CMRT”) forms.  We store all of the information and findings from this process in a database that can be audited by internal or external parties.

Identify and assess risk in the supply chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers.  We rely on our direct suppliers to provide us with information about the source of conflict minerals contained in the components supplied to us.  Many of our direct suppliers are themselves reliant upon the information provided by their suppliers, many of which are not subject to the Rule.

Risks and Red Flags are identified automatically in the Assent Compliance Manager system based on criteria established for supplier responses in the system. Red Flag responses are addressed by Assent Compliance Supply Chain staff who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

Design and Implement a Strategy to Respond to Risks

Together with Assent, we have developed processes to assess and respond to the risks identified in our supply chain.  The primary risk we identified during our due diligence activities to date relates to the nature of the responses received from our suppliers and lack of information about the smelters and refiners used for 3TG in the components supplied to AeroVironment.  To address this risk, Assent Compliance Supply Chain staff works with our suppliers to help them provide better and more accurate data on the source and country of origin of 3TG in the products supplied to us.  We are continuing to engage with our suppliers and offer them suggestions as to how to effectively diligence their own supply chains and complete the CMRT form.

Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the Responsible Minerals Initiative’s (“RMI”), formerly the Conflict-Free Sourcing Initiative, Responsible Minerals Assurance Process, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Public Reporting on Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2018 and this report in the Investor Relations section of our website at www.avinc.com.  Information found on or accessed through our website is not considered part of this report and is not incorporated by reference herein.  We have also publicly filed our Form SD and this report with the Securities and Exchange Commission.

Due Diligence Performed

To determine whether necessary 3TG in the products that we manufactured or contracted to be manufactured during calendar year 2018 originated in Covered Countries, we retained Assent to assist us in reviewing our supply chain.  We conducted a survey of all our suppliers of components of our products.  We decided not to further filter this list based on the necessity of the presence of 3TG in our products as we could not definitively determine the presence or absence of 3TG in all parts supplied to us for our products.

During the supplier survey, we contacted suppliers via the Assent Compliance Manager, a SaaS platform provided by Assent that enables its users to complete and track supplier communications as well as allow suppliers to upload completed RBA-GeSI forms directly to the platform for red flag assessment and management. Assent requested that suppliers complete the CMRT forms and included training and education on the completion of the CMRT form in its mailing to suppliers.  Assent monitored and tracked all of these communications in its system for future reporting and transparency.

Assent periodically informed the Company of the response rate of suppliers during the diligence process.  We directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested such suppliers to complete the CMRT form and submit such form to Assent.  Suppliers requesting additional information regarding the form were encouraged to review informational materials prepared by Assent and to contact Assent with further questions.

The primary risk we identified with respect to the reporting period ended December 31, 2018 related to the nature of the responses received. Of the 256 suppliers of components of our products we surveyed, we received responses (via the Assent Compliance Manager and directly from suppliers) from approximately 87.9% of the suppliers surveyed.  Assent reviewed the initial responses against criteria developed to determine which suppliers required further engagement based on the information provided. These criteria included incomplete responses as well as inconsistencies within the data reported on the CMRT form. Assent worked directly with these suppliers to attempt to obtain revised responses.  Ultimately, approximately 2.6% of the responses received contained an inconsistency or were deemed incomplete. Of the responses received, a large number provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG in the components supplied to us. Additionally, some of our suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.  We were, therefore, unable to determine all of the smelters or refiners in our supply chain.

Assent compared the list of smelters and refiners provided in our suppliers’ responses to the lists of valid smelters and refiners maintained by Assent, as well as the latest publicly available RMI smelter data.  Our suppliers identified a total of 320 smelters and refiners determined by Assent to be valid smelters and refiners.  Of these 320 smelters and refiners, 254 have been validated as conflict free by RMI, and, based on information provided by RMI, a further 8 have agreed to undergo or are currently undergoing a third-party audit.  Most of the CMRTs we received were made on a company or division level basis which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products.

Facilities, Country of Origin and Mines

Efforts to Determine Mine or Location of Origin

Our efforts to determine the mine or location of origin of the necessary conflict minerals contained in our products include the due diligence efforts described in this report.

Facilities Used to Process, and Country of Origin of, the Necessary Conflict Minerals in our Products

Attached as Appendix A is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that Assent indicated were verified smelters and refiners.  Because most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix A actually processed the 3TG contained in our products.  Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the conflict minerals contained in our products.

Steps to be taken to mitigate risk

We intend to take the following steps to improve the due diligence conducted in the future to further mitigate any risk that the necessary 3TG in our products could benefit armed groups in the Covered Countries:

a.                    Continue to work with our third party conflict minerals service provider to obtain CMRTs on a product-specific basis to enable us to determine which smelters and refiners actually process 3TG contained in our products.

b.                    Continue to engage with our suppliers more closely and provide suppliers with more information and training resources regarding responsible sourcing of 3TG.

c.                     Work to improve the accuracy of our smelter list.

d.                    Encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

APPENDIX A

Metal	Smelter/Refiner	Location
Gold	8853 S.p.A.*	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company*	UNITED STATES
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd. *	JAPAN
Gold	Al Etihad Gold LLC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC) *	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus S.A. *	SWITZERLAND
Gold	Asahi Pretec Corp. *	JAPAN
Gold	Asahi Refining Canada Ltd. *	CANADA
Gold	Asahi Refining USA Inc. *	UNITED STATES
Gold	Asaka Riken Co., Ltd. *	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux S.A. *	SWITZERLAND
Gold	Chimet S.p.A. *	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd. *	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DS PRETECH Co., Ltd. *	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation) *	KOREA, REPUBLIC OF

Metal	Smelter/Refiner	Location
Gold	Eco-System Recycling Co., Ltd. *	JAPAN
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation*	UNITED STATES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd. *	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung*	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd. *	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. *	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd. *	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Italpreziosi*	ITALY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd. *	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd. *	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd. *	JAPAN

Metal	Smelter/Refiner	Location
Gold	Korea Zinc Co., Ltd. *	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L’Orfebre S.A. *	ANDORRA
Gold	LS-NIKKO Copper Inc. *	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals*	BRAZIL
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd. *	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd. *	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd. *	CHINA
Gold	Metalor Technologies S.A. *	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V. *	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd. *	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet) *	RUSSIAN FEDERATION

Metal	Smelter/Refiner	Location
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Pease & Curren	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox S.A. *	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Remondis Argentia B.V. *	NETHERLANDS
Gold	Republic Metals Corporation*	UNITED STATES
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP*	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Safimet S.p.A*	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	SEMPSA Joyería Platería S.A. *	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	CHINA
Gold	Singway Technology Co., Ltd. *	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp. *	TAIWAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN

Metal	Smelter/Refiner	Location
Gold	Sumitomo Metal Mining Co., Ltd. *	JAPAN
Gold	SungEel HiTech*	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K. *	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd. *	CHINA
Gold	Tokuriki Honten Co., Ltd. *	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom*	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda. *	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc. *	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A. *	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd. *	JAPAN
Gold	Yokohama Metal Co., Ltd. *	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Tantalum	Asaka Riken Co., Ltd. *	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	Exotech Inc. *	UNITED STATES
Tantalum	F&X Electro-Materials Ltd. *	CHINA
Tantalum	FIR Metals & Resource Ltd. *	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd. *	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	CHINA
Tantalum	H.C. Starck Co., Ltd. *	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY

Metal	Smelter/Refiner	Location
Tantalum	H.C. Starck Inc. *	UNITED STATES
Tantalum	H.C. Starck Ltd. *	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd. *	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd. *	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	LSM Brasil S.A. *	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd. *	INDIA
Tantalum	Mineracao Taboca S.A. *	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd. *	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	CHINA
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	Power Resources Ltd. *	MACEDONIA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda. *	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd. *	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd. *	CHINA
Tin	Alpha*	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. *	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd. *	CHINA
Tin	China Tin Group Co., Ltd. *	CHINA
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan*	INDONESIA

Metal	Smelter/Refiner	Location
Tin	CV Gita Pesona*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd. *	CHINA
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company*	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd. *	CHINA
Tin	Jiangxi New Nanshan Technology Ltd. *	CHINA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda. *	BRAZIL
Tin	Malaysia Smelting Corporation (MSC) *	MALAYSIA
Tin	Melt Metais e Ligas S.A. *	BRAZIL
Tin	Metallic Resources, Inc. *	UNITED STATES
Tin	Metallo Belgium N.V. *	BELGIUM
Tin	Metallo Spain S.L.U. *	SPAIN
Tin	Mineracao Taboca S.A. *	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd*	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	THAILAND
Tin	O.M. Manufacturing Philippines, Inc. *	PHILIPPINES
Tin	Operaciones Metalurgical S.A. *	BOLIVIA

Metal	Smelter/Refiner	Location
Tin	Pongpipat Company Limited	MYANMAR
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Babel Surya Alam Lestari*	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Serumpun*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Premium Tin Indonesia*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tirus Putra Mandiri*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Resind Industria e Comercio Ltda. *	BRAZIL
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda. *	BRAZIL
Tin	Super Ligas	BRAZIL

Metal	Smelter/Refiner	Location
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd. *	VIETNAM
Tin	Thaisarco*	THAILAND
Tin	Tin Technology & Refining*	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda. *	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp. *	JAPAN
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp. *	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd. *	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd. *	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. *	CHINA

Metal	Smelter/Refiner	Location
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	CHINA
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc. *	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. *	VIETNAM
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd. *	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	CHINA
Tungsten	Xiamen Tungsten Co., Ltd. *	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. *	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd. *	CHINA

* RMI Conformant